                                                                Exhibit 10.11


                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT made effective as of the 2nd day of January, 1997

AMONG

IT STAFFING LTD., an Ontario Corporation (hereinafter called IT)

         And

John Robert Wilson, an individual resident in the Town of Rockwood, in the Province of Ontario (hereinafter called "vendor")

         And

Systemsearch Consultants Inc., an Ontario Corporation (hereinafter called "Systems")

         And

Systems PS Inc., an Ontario Corporation (hereinafter called "PS")


WHEREAS:

John Wilson is the legal beneficial owner of 100% of the issued and outstanding shares in capital stock of both Systems and PS.

IT desires to acquire, on the terms and conditions as set forth below, 100% of the issued and outstanding shares in the capital stock of both Systems and PS.

The Vendor desires to sell, on the terms and in the manner set forth below, 100% of the issued and outstanding shares in the capital stock of both Systems and PS.

The Vendor, as a consequence of the payment of the purchase price will become a significant shareholder of IT.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises set forth above, the mutual covenants and agreements and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

PURCHASE OF SHARES

(A) Closing. The Parties agree to use their best efforts towards the closing of this agreement on or before March 16th, 1998 but in any event no later than April 30th, 1998 at the offices of IT. The Vendor and IT may agree in writing to close the transaction at another time and place;

(B)      Purchase Price is $550,000 paid as follows:

         The aggregate purchase price for the issued and outstanding shares in the capital stock of Systems and P.S. is $550,000.00 and is to be paid as follows

                  i)       A deposit in the sum of $5,000.00.
                  ii) On closing, a further deposit of $145,000 by certified cheque
                  iii) On or before closing, 133,333 shares in the capital stock of IT resulting in percentage ownership to John Wilson on closing of 13.3 percent of all of outstanding and issued shares in the capital stock of IT.
                  iv) IT herein guarantees that the dollar value of the 133,333 shares at the time of a listing on a Public Exchange based on the share issue price therein shall have a minimum value of $400,000.00, on the terms of this agreement, or in the alternative sufficient shares will be issued to the Vendor, such that the Vendor receives a total minimum consideration of $400,000.00.
                  v) Said shares shall be issued to the Vendor and held in escrow until closing of this transaction and until the shares have been listed on a public exchange.
                  vi) Delivery of share certification. On closing the Vendor shall deliver to IT share certificates representing 100% of the issued and outstanding shares in Systems and PS duly endorsed in blank for transfer to IT and the share certificates are to be held in escrow pending the listing of the shares of IT on a public exchange
                  vii) The parties hereby agree that in the event IT is unsuccessful in listing its shares on a public exchange within fifteen months of closing, then the shares of IT will be released from escrow to IT and the shares of Systems and PS shall be released from escrow to John Wilson and John Wilson shall be entitled to retain his deposits as liquidated damages and not as penalty.

CONDUCT OF BUSINESS

Interim Operation from January 2, 1997 until the Closing Date:
                  (a) The Vendor, Systems and PS shall conduct the Business in the ordinary course, completely autonomously but they shall not make any material change in the customary terms and conditions upon which they historically did business unless otherwise agreed by IT and the Vendors.
                  (b) The Vendor, Systems and PS shall use their best effort to preserve the Business organization and goodwill of the suppliers, staff, customers and Business of Systems and PS.

DUE DILIGENCE

(A) Period. The purchaser shall have until February 16,1998 to conduct its investigations and at its sole discretion, by written notice and within the time specified, cause this agreement to be null and void.

VENDOR COVENANTS

The Vendor hereby covenants:
                  (a) That it shall not take any action or omission which will in any way prejudice the completion of this transaction;
                  (b) That upon acceptance of this agreement, a binding contract of purchase and sale is constituted;
                  (c) That it has not been induced into entering into this Agreement by oral or written representation or promises except as set out in the Agreement;
                  (d) That it is not now and will not be on Closing Date a non-resident as defined in the Income Tax Act;
                  (e) There is no material information or knowledge which has been withheld from IT relating to either Systems or PS, which if known would cause the purchaser to alter his decision to purchase the shares of either Systems or PS.

IT ACKNOWLEDGEMENTS

IT hereby acknowledges:

                  (a) The government filings for both GST and Corporate taxes are delinquent.
                  (b) Judd Bedford has a claim outstanding that is not reflected in the books of Systems and PS.
                  (c) All professional fees related to this acquisition are for the account of Systems and PS. and will be paid on closing.
                  (d) That there is a management salary liability of $30,000 pertaining to 1996 which will be paid asap.

And IT acknowledges that it will be responsible for same after closing.

IT shall enter into an employment or consulting agreement with John Wilson or John R. Wilson Enterprises Inc. as John Wilson may direct, substantially in the form annexed.

CONFIDENTIALITY

IT, Vendor, Systems and PS agree that any information obtained during examination of the financial records and/or other legal documentation is confidential and warrant that any such information will not be transmitted to anyone other than their respective advisors.

If any term, representation or condition of this Agreement is determined invalid or to any extent unenforceable, that provision insofar as it related to that party or circumstances shall be deemed not to be included herein and the balance of this Agreement shall remain in full force and effect and continue to be binding upon the parties hereto.

IN WITNESS WHEREOF the partied here to have duly executed this Agreement as of the 4th day of February, 1998.

IT STAFFING LTD.

Per: /s/ Declan French
    ------------------------------
SYSTEMSEARCH CONSULTANTS INC.                    SYSTEMS PS INC.

Per: /s/ John Robert Wilson                      Per:/s/ John Robert Wilson
    ------------------------------                   ---------------------------

/s/ John Robert Wilson
    ------------------------------
John Robert Wilson

                               AMENDING AGREEMENT


THIS AGREEMENT made as of January 2, 1997


A M O N G:

                           IT STAFFING LTD.,
                           a corporation existing under
                           the laws of the Province of Ontario

                           ("IT")

                            -   and -

                           John Robert Wilson, an individual, resident in the Town of Rockwood, in the Province of Ontario

                           ("Vendor")

                            -   and-

                           SYSTEMSEARCH CONSULTING SERVICES INC.,
                           a corporation existing under
                           the laws of the province of Ontario

                           ("Systemsearch")

                            -   and -

                           SYSTEMSEARCH PS INC.
                           a corporation existing under
                           the laws of the Province of Ontario

                           ("PS")

                            -   and -

                           Declan French, an individual, resident in the City of Toronto, in the Province of Ontario

FOR VALUE RECEIVED the parties agree as follows:


1. INTERPRETATION

1.1      Definitions. In this Agreement:

(a) "Share Purchase Agreement" means the agreement dated effective as of January 2, 1997 among IT, Vendor, Systemsearch and PS without regard to this Agreement;

(b) All other capitalized terms used in this Agreement have the meanings given to them in the Share Purchase Agreement.

1.2 Headings. The division of this Agreement into sections and the insertion of headings are for the convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.3 References. Unless otherwise specified, all references to Sections in this Agreement are to sections of the Share Purchase Agreement.

1.4 Governing Law. This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.5 One Agreement. This Agreement amends the Share Purchase Agreement. This Agreement and The Share Purchase Agreement shall be read together and constitute one agreement with the same effect as if the amendments made by this Agreement had been contained in the Share Purchase Agreement as of the date of this Agreement.

1.6 Conflict. If there is a conflict between any provision of this Agreement and any provision of the Share Purchase Agreement, the relevant provision of this Agreement is to prevail.

2.       AMENDMENTS

2.1 The parties confirm that Systemsearch is the proper party to the Share Purchase Agreement and acknowledge and agree that the reference in the Share Purchase Agreement to "Systemsearch Consultants Inc." was meant to be a reference to Systemsearch.

2.2 Section (B) iv) of the Share Purchase Agreement under the heading "Purchase Of Shares" is amended by deleting the figure "$4000,000" in the third and fifth lines thereof and inserting instead "$3.00 per share"

2.3 Section (B) of the Share Purchase Agreement under the heading "Purchase of Shares" is amended by deleting subsections v), vi) and vii) in their entirety.

2.4 The Share Purchase Agreement is amended by adding a new Section (C) under the heading "Purchase of Shares" as follows:

 (C)      Failure of IT to Gain Listing on Stock Exchange

         1.       Re-Purchase of IT Shares

         1.1 In the event that the 133,000 common shares of IT (the "IT Shares") to be issued to the Vendor hereunder are not listed and posted for trading on a North American stock exchange (a "Public Exchange") prior to July 31, 1999, or in the event that the value of the IT Shares owned by the Vendor on the date on which they are listed and posted for trading on a Public Exchange (the "Listing Date") is less than $3.00 per share and IT is unable to fulfil its obligations to Vendor under Section B iv), IT shall, upon written request from the Vendor, which request shall be made within 30 days of the earlier of the Listing Date and July 31, 1999, purchase from Vendor for cancellation all of the IT Shares then owned by the Vendor (the "Re-Purchased Shares") for a purchase price of $3.00 per share (the "Purchase Price"), subject to
         Section 1.4 below.

         1.2 The closing of the transaction of purchase and sale contemplated in Section C 1.1 of this Agreement shall take place at the offices of IT at such time and date as shall be mutually agreed by the parties, but not later than 10 days after July 31, 1999 (the "IT Closing Date").

         1.3      On the IT Closing Date:

          (a) the Vendor shall deliver to IT the certificate or certificates representing the Re-Purchased Shares, together with a duly endorsed share transfer instrument and a representation and warranty executed by Vendor in favour of IT that the Re-Purchased Shares are owned of record and beneficially by Vendor with a good and marketable title thereto, free and clear of all encumbrances of any kind;

          (b) IT shall deliver to the Vendor the Purchase Price in cash or by certified cheque or bank draft payable to the Vendor; and

          (c) If requested by the Vendor, IT shall cause Systemsearch and PS to change their respective names and shall do all such acts and things as are reasonably required and within its power in connection therewith to make such names available for use by the Vendor.

         1.4 If, for any reason other than the fault of the Vendor, IT fails to complete the purchase of the Re-Purchased Shares on the IT Closing Date, then in consideration of the sum of two dollars and other good and valuable consideration, including the benefit derived by French from the completion of the transactions contemplated by the Share Purchase Agreement in his capacity as a shareholder of IT, French agrees to purchase from the Vendor all of the Re-Purchased Shares for the Purchase Price and upon payment of the Purchase Price by French, IT shall have no further rights or obligations to the Vendor hereunder, except under Section 1.6 (C).

         1.5 The closing of the transaction of purchase and sale contemplated in Section C 1.2 of this Agreement shall take place at the offices of IT at such time and date as shall be mutually agreed by the parties, but not later than 5 days after the IT Closing Date (the "French Closing Date").

         1.6      On the French Closing Date:

          (a) the Vendor shall deliver to French the certificate or certificates representing the Re-Purchased Shares, together with a duly endorsed share transfer instrument and a representation and warranty executed by Vendor in favour of French that the Re-Purchased Shares are owned of record and beneficially by Vendor with a good and marketable title thereto, free and clear of all encumbrances of any kind; and

          (b) IT shall deliver to the Vendor the Purchase Price in cash or by certified cheque or bank draft payable to the Vendor; and

          (c) If requested by the Vendor, IT shall cause Systemsearch and PS to change their respective names and shall do all such acts and things as are reasonably required and within its power in connection therewith to make such names available for use by the Vendor.


         1.7 Notwithstanding anything in the Employment Agreement dated February 11, 1998 (the "Employment Agreement") between the Vendor and IT, upon the completion of the transaction of purchase and sale of the Repurchased Shares, the Employment Agreement shall be terminated and neither the Vendor nor IT shall have any further obligations to the other except with respect to such remuneration as shall have been earned by the Vendor pursuant to the Employment Agreement prior to such termination and the Vendor shall not be restricted from competing with the business of IT.

         3.0      GENERAL

         3.1 Benefit of Agreement. This Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, personal and legal representatives successors and permitted assigns.

         3.2 Further Assurances. Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement.

         3.3 Execution in Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

         IT STAFFING LTD                    SYSTEMSEARCH CONSULTING
                                            SERVICES INC.


         By: /s/ John Robert Wilson         By: /s/ John Robert Wilson
            -----------------------            --------------------------

         SYSTEMSEARCH PS INC.



         By: /s/ John Robert Wilson         /s/ John Robert Wilson
            -----------------------         -----------------------------
                                            John Robert Wilson

                                  ANNEX TO SHARE PURCHASE AGREEMENT

February 11th, 1998

John R. Wilson Enterprises Inc.
3300 Bloor St West
Toronto, Ontario

RE: Contract Agreement

Dear John,

This will serve to confirm our understanding that from January 2, 1997 to the completion of a listing on a Public Exchange you have and will continue in the capacity of President and Chief Executive Officer of Systemsearch Consulting Services Inc. (hereinafter referred to as Systems) and Systems PS Inc. (hereinafter referred to as PS).

During the interim period from January 2, 1997 until the closing of the share purchase transaction contemplated in the share purchase agreement dated February 11th, 1998 you shall conduct the business in the ordinary course, completely autonomously but you shall not make any material change in the customary terms and conditions upon which Systems and PS historically did Business unless otherwise agreed by IT. You shall use your best effort to preserve the Business organization and goodwill of the suppliers, staff, customers and Business of Systems and PS and to continue to build the Business. It is understood that Systems and PS currently operate from two offices being located in Toronto and Tampa.

Subsequent to the closing of the share purchase agreement as aforesaid there will be no change in your position and you will continue as President and Chief Executive Officer. Your contract will be $120,000.00 per annum paid on a bi-weekly basis by direct deposit into your bank. You will be entitled to a $2,500.00 per month auto and cell phone allowance and the use of a corporate American Express card for business expenses. You will also be entitled to the following bonus plan:

      A 10% Management Bonus on all permanent placements. This override/bonus comprises the full management override/bonus and may be distributed to other managers at your sole discretion.

      $1.00 per billed hour for each contractor signed after February 1st, 1998, including renewals, providing the margin is a minimum of $10.00.

This employment is guaranteed for a period of 3 years without restrictions. In the event that this employment contract is terminated by IT thereafter you will still be entitled to the above bonus of $1.00 per contract hour for a further period of 1 year provided you do not get involved with a competing business.

Scope of Authority

It is understood and agreed that Systems and PS will continue as an independently run organization, and that all day to day management decisions and the overall management of the company will continue to be your sole responsibility. Any capital expenditures exceeding $25,000, new hire exceeding $75,000 per annum, new branch opening or any other out of the ordinary day to day decision making will require board of directors approval.

I trust that you will find the terms and conditions set out above acceptable. On behalf of IT Staffing Ltd., I am pleased that you have agreed to join us and wish you a long and successful association.


/s/ Declan French                               Feb. 11, 1998
------------------------------            --------------------------------------
Declan French                             Date

By my signature below, I hereby accept the offer of contract outlined above and acknowledge receiving a duplicate copy of this letter of agreement on the date indicated below.


/s/ John R. Wilson                              Feb. 11, 1998
------------------------------            --------------------------------------
John R. Wilson Enterprises Inc.           Date

                               AMENDING AGREEMENT

THIS AGREEMENT made as of January 2, 1997

A M O N G:

                  IT STAFFING LTD.,
                  a corporation existing under
                  the laws of the Province of Ontario

                  ("IT")

                  - and -

                  John Robert Wilson, an individual, resident in the Town of Rockwood, in the Province of Ontario

                  ("Vendor")

                  - and -

                  SYSTEMSEARCH CONSULTING SERVICES INC.,
                  a corporation existing under
                  the laws of the Province of Ontario

                  ("Systemsearch")

                  - and -

                  SYSTEMSEARCH PS INC.,
                  a corporation existing under
                  the laws of the Province of Ontario

                  ("PS")

                  - and -

                  Declan French, an individual, resident in the City of Toronto, in the Province of Ontario

FOR VALUE RECEIVED the parties agree as follows:


1. INTERPRETATION

1.1 Definitions. In this Agreement:

(a) "Share Purchase Agreement" means the agreement dated effective as of January 2, 1997 among IT, Vendor, Systemsearch and PS without regard to this Agreement;

(b) All other capitalized terms used in this Agreement have the meanings given to them in the Share Purchase Agreement.

1.2 Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.3 References. Unless otherwise specified, all references to Sections in this Agreement are to sections of the Share Purchase Agreement.

1.4 Governing Law. This Agreement is governed by, and is to be construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario.

1.5 One Agreement. This Agreement amends the Share Purchase Agreement. This Agreement and the Share Purchase Agreement shall be read together and constitute one agreement with the same effect as if the amendments made by this Agreement had been contained in the Share Purchase Agreement as of the date of this Agreement.

1.6 Conflict. If there is a conflict between any provision of this Agreement and any provision of the Share Purchase Agreement, the relevant provision of this Agreement is to prevail.

2. AMENDMENTS

2.1 The parties confirm that Systemsearch is the proper party to the Share Purchase Agreement and acknowledge and agree that the reference in the Share Purchase Agreement to "Systemsearch Consultants Inc." was meant to be a reference to Systemsearch.

2.2 Section (B) iv) of the Share Purchase Agreement under the heading "Purchase Of Shares" is amended by deleting the figure "$400,000" in the third and fifth lines thereof and inserting instead "$3.00 per share"

2.3 Section (B) of the Share Purchase Agreement under the heading "Purchase of Shares" is amended by deleting subsections v), vi) and vii) in their entirety.

2.4 The Share Purchase Agreement is amended by adding a new Section (C) under the heading "Purchase of Shares" as follows:

"(C) Failure of IT to Gain Listing on Stock Exchange

      1. Re-Purchase of IT Shares

      1.1 In the event that the 133,000 common shares of IT (the "IT Shares") to be issued to the Vendor hereunder are not listed and posted for trading on a North American stock exchange (a "Public Exchange") prior to July 31, 1999, or in the event that the value of the IT Shares owned by the Vendor on the date on which they are listed and posted for trading on a Public Exchange (the "Listing Date") is less than $3.00 per share and IT is unable to fulfil its obligations to Vendor under Section B iv), IT shall, upon written request from the Vendor, which request shall be made within 30 days of the earlier of the Listing Date and July 31, 1999, purchase from Vendor for cancellation all of the IT Shares then owned by the Vendor (the "Re-Purchased Shares") for a purchase price of $3.00 per share (the "Purchase Price"), subject to Section 1.4 below.

      1.2 The closing of the transaction of purchase and sale contemplated in Section C 1.1 of this Agreement shall take place at the offices of IT at such time and date as shall be mutually agreed by the parties, but not later than 10 days after July 31, 1999 (the "IT Closing Date").

      1.3 On the IT Closing Date:

      (a) the Vendor shall deliver to IT the certificate or certificates representing the Re-Purchased Shares, together with a duly endorsed share transfer instrument and a representation and warranty executed by Vendor in favour of IT that the Re-

            Purchased Shares are owned of record and beneficially by Vendor with a good and marketable title thereto, free and clear of all encumbrances of any kind;

      (b) IT shall deliver to the Vendor the Purchase Price in cash or by certified cheque or bank draft payable to the Vendor; and

      (c) If requested by the Vendor, IT shall cause Systemsearch and PS to change their respective names and shall do all such acts and things as are reasonably required and within its power in connection therewith to make such names available for use by the Vendor.

      1.4 If, for any reason other than the fault of the Vendor, IT fails to complete the purchase of the Re-Purchased Shares on the IT Closing Date, then in consideration of the sum of two dollars and other good and valuable consideration, including the benefit derived by French from the completion of the transactions contemplated by the Share Purchase Agreement in his capacity as a shareholder of IT, French agrees to purchase from the Vendor all of the Re-Purchased Shares for the Purchase Price and upon payment of the Purchase Price by French, IT shall have no further rights or obligations to the Vendor hereunder, except under
      Section 1.6(c).

      1.5 The closing of the transaction of purchase and sale contemplated in Section C 1.2 of this Agreement shall take place at the offices of IT at such time and date as shall be mutually agreed by the parties, but not later than 5 days after the if Closing Date (the "French Closing Date").

      1.6 On the French Closing Date:

      (a) the Vendor shall deliver to French the certificate or certificates representing the Re-Purchased Shares, together with a duly endorsed share transfer instrument and a representation and warranty executed by Vendor in favour of French that the Re-Purchased Shares are owned of record and beneficially by Vendor with a good and marketable title thereto, free and clear of all encumbrances of any kind; and

      (b) IT shall deliver to the Vendor the Purchase Price in cash or by certified cheque or bank draft payable to the Vendor; and

      (c) If requested by the Vendor, IT shall cause Systemsearch and PS to change their respective names and shall do all such acts and things as are reasonably required and within its power in connection therewith to make such names available for use by the Vendor.

      1.7 Notwithstanding anything in the Employment Agreement dated February 11, 1998 (the "Employment Agreement") between the Vendor and IT, upon the completion of the transaction of purchase and sale of the Repurchased Shares, the

            Employment Agreement shall be terminated and neither the Vendor nor IT shall have any further obligations to the other except with respect to such remuneration as shall have been earned by the Vendor pursuant to the Employment Agreement prior to such termination and the Vendor shall not be restricted from competing with the business of IT.

3.0 GENERAL

3.1 Benefit of Agreement. This Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, personal and legal representatives successors and permitted assigns.

3.2 Further Assurances. Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement.

3.3 Execution in Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

IT STAFFING LTD                           SYSTEMSEARCH CONSULTING
                                          SERVICES INC.

By: /s/ D French                          By: /s/ John Wilson
   --------------------------                 -------------------

SYSTEMSEARCH PS INC.

By: /s/ John Wilson                       /s/ John Wilson
   --------------------------             -----------------------
                                          John Robert Wilson
/s/ D French
-----------------------------
Declan French